Exhibit 99.1

CONTACT:
Monica M. Weed
Information Resources, Inc. Litigation
Contingent Payment Rights Trust
312.360-6498
monica.weed@infores.com

Judge Issues New Ruling in Antitrust Action Against ACNielsen

CHICAGO, December 6, 2004 – Information Resources, Inc. Litigation Contingent Payment Rights Trust (Ticker Symbol: OTC BB:IRICR.OB) announced today that the U.S. District Court judge issued a legal ruling on Friday, December 3, 2004, concerning defendants’ pending motion in limine in IRI’s antitrust case against The Dun & Bradstreet Corp., IMS International, Inc. and ACNielsen (now owned by VNU, N.V.).  The defendants had moved to exclude any evidence of their pricing practices, including evidence of bundled contracts where they had offered discounts on retail tracking services in markets in which they were dominant effectively conditioned on the purchase of services in markets where they competed with IRI.  The Court ruled that IRI is barred from arguing that ACNielsen’s pricing practices or discounts were illegal or anti-competitive unless IRI can show that they involved prices below short-run average variable cost, calculated without the inclusion of ACNielsen’s “Fixed Operations” costs.  No one at IRI, the Trust, or IRI’s legal counsel in the case received a copy of the ruling until Monday, December 6, 2004.

If the ruling is allowed to stand, IRI’s counsel believes that it could materially impact IRI’s case, although it is not yet clear how the ruling will be applied against the facts of this case.  IRI believes that the Court’s legal ruling is erroneous and intends to take immediate action to have it reviewed and reversed.

IRI’s attempted monopolization case is based on a host of actions taken by ACNielsen against IRI, the most significant of which includes ACNielsen’s use of bundled contracts to eliminate IRI as a viable competitor.  In its ruling on Friday, IRI believes that the District Court improperly extended the standard used to identify predatory pricing to IRI’s claims involving illegal bundling.  IRI is not aware of any other federal court that has required a plaintiff to prove that the defendants priced bundled contracts below short-run average variable cost in order to demonstrate that such a practice was anticompetitive.  The most recent circuit court decision considering such a practice has rejected this approach.

IRI is considering all its options to have the ruling reviewed and reversed including asking for expedited review by the 2nd Circuit Court of Appeals.  At this point, IRI is not able to predict what implications, if any, this ruling may have on the current trial schedule.  A copy of this most recent ruling is a part of the public record in the United States District Court for the Southern District of New York.  While the filings of the parties regarding this issue are not currently publicly available pursuant to the terms of a standing protective order in the case, IRI intends to seek the permission of the Court and the consent of the defendants to make them available.  If IRI is able to obtain leave to make these filings available, it will notify the public via a press release with access information for these filings.

Additional information about the lawsuit, the Litigation Trust, and the CVRs trading under IRICR.OB can be found in the disclosure materials filed by the Information Resources, Inc. Litigation Contingent Payment Rights Trust with the Securities and Exchange Commission, including the prospectus dated November 3, 2003 relating to the CVRs.

This document contains certain forward-looking statements about the Trust and/or the ACNielsen lawsuit and the CVRs.  When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, and similar expressions as they relate to the Trust, the ACNielsen lawsuit or the CVRs are intended to identify those assertions as forward-looking statements.  In making any such statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of the Trust including the timing of and any value to be received in connection with the ACNielsen lawsuit and the CVRs. The actual results or performance by the Trust and the actual proceeds (if any) to be received by the Trust in respect of the ACNielsen lawsuit or the CVRs, could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the outcome of the ACNielsen lawsuit or the proceeds to be received in respect of the CVRs.